EX-23.1 6 rcat1025forms1exh23_1.htm Consent of Independent Registered Public Accounting Firm

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm under the caption “Experts”, and the inclusion of our report dated August 13, 2020, for the years ended and as of April 30, 2020 and 2019, related to the financial statements of Red Cat Holdings, Inc.(formerly TimeFireVR, Inc.) included in its Registration Statement on Form S-1 filed on or about October 30, 2020.

/s/ BF Borgers CPA PC

BR Borgers CPA PC

Lakewood, CO

October 30, 2020